EXHIBIT 99.1

News Release

Mattson Technology Contact
J. Michael Dodson
Mattson Technology, Inc.
tel 1-510-657-5900
fax 1-510-492-5963

MATTSON TECHNOLOGY, INC. REPORTS RESULTS
FOR THE FIRST QUARTER OF 2013
FREMONT, Calif. - APRIL 24, 2013 - Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for the first quarter ended March 31, 2013.
Business Highlights:

•
Net loss for the first quarter of 2013 was $9.5 million, or a $0.16 net loss per share. This compares to a net loss of $8.8 million, or a $0.15 net loss per share, in the fourth quarter of 2012. Excluding restructuring and other charges of $2.3 million, non-GAAP net loss per share was $0.12 in the first quarter of 2013, as compared to a non-GAAP net loss per share of $0.10 in the fourth quarter of 2012, excluding restructuring and other charges of $3.1 million.

•
Excluding restructuring and other charges, non-GAAP operating expense was $11.9 million in the first quarter of 2013 representing a decrease of $5.6 million, or 32.2 percent, as compared to $17.5 million in the first quarter of 2012.

•	At March 31, 2013, working capital was $32.3 million, with cash, cash equivalents, and restricted cash of $12.7 million.

•	On April 12, 2013 we entered into a three-year revolving credit facility for $25 million with Silicon Valley Bank.

“Our financial performance for the first quarter of 2013 met our expectations as we continued to execute on our cost reduction initiatives while maintaining our focus on strengthening our positions at key customers,” noted Fusen Chen, Mattson Technology's president and chief executive officer. “We have sized the company for a return to profitability once industry demand improves, and with the recently closed credit facility we will be able to take further advantage of the improvement in customer demand that we anticipate in the second half of the year.”

First Quarter 2013 Financial Results
First quarter 2013 net sales of $20.2 million, essentially flat as compared to net sales of $20.7 million in the fourth quarter of 2012, but a decrease of $30.3 million, or 60 percent, compared to net sales $50.5 million in the first quarter of 2012 .
Gross margin in the first quarter of 2013 was lower at 22 percent as compared to the 34 percent gross margin reported in both the first and fourth quarters of 2012, but met expectations based on the unfavorable product mix that included a high composition of low-margin legacy dry strip systems.
Total operating expenses were $14.1 million for the first quarter of 2013, which represents a decrease of 10 percent and 22 percent as compared to the fourth and first quarters, respectively, of 2012. Excluding restructuring and other charges, non-GAAP operating expenses were $11.9 million in the first quarter of 2013, which represents a decrease of 7 percent and 32 percent decrease as compared to the fourth and first quarters, respectively, of 2012.

Net loss for the first quarter of 2013 was $9.5 million , or a $0.16 net loss per share. This compares to a net loss of $8.8 million, or a $0.15 net loss per share, in the fourth quarter of 2012, and a net loss of $1.1 million, or a $0.02 net loss per share, reported in the first quarter of 2012. Excluding restructuring and other charges, the non-GAAP net loss per share in the first quarter of 2013 was $0.12 as compared to a non-GAAP net loss per share of $0.10 in the fourth quarter of 2012 and a non-GAAP net loss per share of $0.01 in the fourth quarter of 2012. Restructuring and other charges in the first quarter of 2013, fourth quarter of 2012, and first quarter of 2012 were $2.3 million, $3.1 million, and $0.7 million, respectively.
At March 31, 2013, working capital was $32.3 million, with cash, cash equivalents, and restricted cash of $12.7 million.
On April 12, 2013, we entered into a credit agreement regarding a three-year $25 million senior secured revolving credit facility with Silicon Valley Bank, part of SVB Financial Group. Under the Credit Agreement, advances are available based on (i) the achievement of certain quarterly EBITDA levels, and (ii) a borrowing base formula equal to the sum of up to (a) 80 percent of eligible accounts receivable and advance billings and (b) 30 percent of eligible inventory, minus any reserves established by the bank. Upon closing, we borrowed $10 million under the Credit Agreement at an annual interest rate of 4.75 percent.
Conference Call
On Wednesday April 24, 2013, at 3:00 p.m. Pacific Time (6:00 p.m. Eastern Time), Mattson Technology will hold a conference call to review the following topics: 2013 first quarter and annual financial results, current business conditions, the near-term business outlook and guidance for the second quarter of 2013. The conference call will be simultaneously webcast at www.mattson.com under the Investors section. To access the live conference call, please dial (970) 315-0417.

Use of Non-GAAP Measures
In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this press release contains certain non-GAAP financial measures. The Company's non-GAAP results for total operating expenses and net loss per share exclude amounts listed as restructuring and other charges in the accompanying tables. Management uses non-GAAP operating expenses and net income/loss per basic and diluted share to evaluate the Company's operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors' ability to view the Company's results from management's perspective. Restructuring and charges in the first quarter of 2013, fourth quarter of 2012, and first quarter of 2012 were $2.3 million, $3.1 million, and $0.7 million, respectively.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations and the Company and its industry's outlook. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those expressed or implied by such forward-looking statements and assumptions. Such risks and uncertainties include, but are not limited to: Company expectations with respect to continued growth of its business; growth of the industry and the size of the Company's served available market; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's cash position overall, especially as a result of payments made for inventory and the related collections upon shipment of such inventory; end-user demand for semiconductors, including the growing mobility electronics industry; customer demand for semiconductor manufacturing equipment; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market, to gain market share with such products and the overall mix of the Company's products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; the Company's dependence on international sales; volatility in the Company's stock price and any potential delisting of the stock from NASDAQ for the failure to maintain a minimum bid price; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry, and operate in three primary product sectors: dry strip, rapid thermal processing and etch. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost-effective solutions for customers fabricating current and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON/(510) 657-5900. Internet:www.mattson.com.

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31, 2013	December 31, 2012	April 1, 2012
Net sales	$20,237	$20,740	$50,504
Cost of sales	15,869	13,763	33,570
Gross profit	4,368	6,977	16,934
Operating expenses:
Research, development and engineering	4,313	4,690	6,630
Selling, general and administrative	7,550	8,009	10,867
Restructuring and other charges	2,258	3,066	720
Total operating expenses	14,121	15,765	18,217
Loss from operations	(9,753)	(8,788)	(1,283)
Interest and other income (expense), net	299	283	413
Loss before income taxes	(9,454)	(8,505)	(870)
Provision for income taxes	54	315	249
Net loss	$(9,508)	$(8,820)	$(1,119)
Net loss per share:
Basic and diluted	$(0.16)	$(0.15)	$(0.02)
Shares used in computing net loss per share:
Basic and diluted	58,728	58,638	58,420

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$10,811	$14,354
Restricted cash	1,877	1,877
Accounts receivable, net	12,611	15,660
Advance billings	2,585	1,720
Inventories	33,991	33,309
Prepaid expenses and other current assets	3,456	4,561
Total current assets	65,331	71,481
Property and equipment, net	6,794	7,387
Intangibles, net	438	500
Other assets	640	701
Total assets	$73,203	$80,069

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,157	$11,767
Accrued compensation and benefits	4,140	4,496
Deferred revenue-current	7,073	6,189
Other current liabilities	6,653	7,518
Total current liabilities	33,023	29,970
Deferred revenues, non-current	2,839	3,059
Other long-term liabilities	3,668	3,748
Total liabilities	39,530	36,777
Stockholders' equity	33,673	43,292
Total liabilities and stockholders' equity	$73,203	$80,069